U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 28, 2006, ACAS Business Loan Trust 2006-1 (the "Trust"), a newly formed indirect subsidiary of American Capital Strategies, Ltd., issued the following asset-backed notes : $291 million Class A notes, $37 million Class B notes, $72.5 million Class C notes, and $35.5 million Class D notes (collectively, the "Offered Notes"), and $64 million Class E notes. The notes are secured by senior and subordinated business loans originated or acquired by American Capital and sold to ACAS Business Loan LLC, 2006-1 (the "LLC), a wholly owned subsidiary of American Capital, which in turn sold such loans to the Trust. On the closing date, the aggregate outstanding principal balance of such underlying loans was approximately $446 million. The Trust may also reinvest the principal collections of the underlying loans in additional loan purchases through August 27, 2009. The Offered Notes were sold in a private placement note offering to investors. American Capital's wholly-owned subsidiary, ACAS Business Loan LLC, 2006-1, retained the Class E notes.

In connection with the asset securitization, American Capital and/or the Trust entered into the following agreements: (i) a Transfer and Servicing Agreement by and among the Trust as the issuer, ACAS Business Loan LLC, 2006-1 as the trust depositor, American Capital as servicer and Wells Fargo Bank, National Association ("Wells Fargo") as indenture trustee and backup servicer; (ii) an Indenture, by and between the Trust as the issuer and Wells Fargo solely in its capacity as indenture trustee; (iii) the ACAS Transfer Agreement between American Capital as originator and the LLC as the trust depositor; and (iv) a Purchase Agreement, by and among American Capital, the Trust, the LLC and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Banc of America Securities LLC, BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Dresdner Kleinwort Wasserstein Securities LLC and West LB AG, London Branch as the initial purchasers and Wachovia Capital Markets, LLC as representative of the initial purchasers.

Subject to the terms and conditions set forth in the Transfer and Servicing Agreement, American Capital will remain as servicer of the loans in the collateral pool. The Class A notes have an interest rate of LIBOR plus 0.41% per year; the Class B notes have an interest rate of LIBOR plus 0.36% per year; and the Class C notes have an interest rate of LIBOR plus 0.65% per year; and the Class D notes have an interest rate of LIBOR plus 1.25% per year. The Class E notes are principal only notes and do not bear any interest. The LIBOR rate on the Offered Notes during the initial interest period is a four-month LIBOR rate, and thereafter will be three-month LIBOR. The blended pricing of the Offered Notes, excluding fees, is LIBOR plus 39 basis points. The notes contain customary default provisions and mature on November 27, 2019 unless redeemed or repurchased prior to such date.

Affiliates of each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, affiliates of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and West LB AG, London Branch may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: July 28, 2006	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President, General Counsel and Secretary